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                                                       Registration No. 33-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                             ----------------------


                                    FORM S-8


           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                         WATSON PHARMACEUTICALS, INC.
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             (Exact name of registrant as specified in its charter)


                  Nevada                                      95-3872914
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        (State or other jurisdiction                       (I.R.S. Employer
      of incorporation or organization)                   Identification No.)


       311 Bonnie Circle, Corona, CA                             91720
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   (Address of Principal Executive Offices)                   (Zip Code)


                       1991 STOCK OPTION PLAN (as amended)
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                             (Full title of the plan)


                              Allen Chao, Ph.D.
                           Chief Executive Officer
                              311 Bonnie Circle
                               Corona, CA 91720
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                    (Name and address of agent for service)


 Telephone number, including area code, of agent for service:  (909) 270-1400
                                                               --------------


                                   Copy to:

                              Michel J. Feldman
                              D'Ancona & Pflaum
                           30 North LaSalle Street
                              Chicago, IL 60602
                          Telephone: (312) 580-2161





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                        CALCULATION OF REGISTRATION FEE
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
                                                 Proposed             Proposed
  Title of                                       Maximum              Maximum
 Securities                   Amount             Offering             Aggregate
   to be                      to be              Price per            Offering           Amount of
 Registered                 Registered           Share                Price           Registration Fee
 ----------                -------------         ---------            --------        ----------------
 Common Stock                1,000,000           $43.88(1)           $43,875,000(1)     $15,129.31
 ($0.0033 par value)         shares
                                                                                        ----------
                                                 Total Registration Fee:                $15,129.31
                                                                                        ==========

===============================================================================
  (1) Estimated solely for the purpose of calculating the registration fee based upon the average of the high and low sale prices of the registrant's Common Stock on June 5, 1996, as reported in the NASDAQ National Market System.



                              --------------------


                                EXPLANATORY NOTE


         The prospectus which will be part of this Registration Statement is a combined prospectus under SEC Rule 429 intended to be used for the offering of
(i) the shares of registrant's Common Stock registered hereunder, and (ii) the shares of registrant's Common Stock remaining to be issued under the 1991 Stock Option Plan (prior to the amendment to said Plan increasing by 1,000,000 the number of shares that can be issued under said Plan), which remaining shares have been previously registered by registrant's registration statements on Form S-8, File Nos. 33-70878 and 33-94350. The number of such remaining shares is 1,222,504 shares and the amount of the filing fee that was previously paid with the earlier registration statements is $31,911.73.






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                                    PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
- -------------------------------------------------

         The documents listed in (a) through (c) below are incorporated by reference in this registration statement; and all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents:

         (a) The registrant's annual report on Form 10-K for the fiscal year ended December 31, 1995.

         (b) The registrant's quarterly report on Form 10-Q for the quarter ended March 31, 1996.

         (c) The description of the registrant's Common Stock contained in the registration statement on Form 8-A filed under Section 12 of the Securities Exchange Act of 1934, File No. 0-20045, together with any amendment or report filed for the purpose of updating such description.


Item 4.  Description of Securities.

         Not applicable.


Item 5.  Interests of Named Experts and Counsel.

         The validity of the shares of Common Stock offered hereby will be passed upon by D'Ancona & Pflaum, Chicago, Illinois. Mr. Michel J. Feldman, a Director and Secretary of the registrant and a partner of D'Ancona & Pflaum, beneficially owns 7,500 shares and has the right to acquire 9,000 shares of the





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registrant's Common Stock pursuant to outstanding options.  Other partners at
D'Ancona & Pflaum beneficially own an aggregate of approximately 2,100 shares of the registrant's Common Stock.


Item 6.  Indemnification of Directors and Officers.

         Section 78.751 of the Nevada Revised Statutes authorizes a corporation, under certain circumstances, to indemnify its directors and officers (including reimbursement for expenses incurred). The registrant has provided for indemnification to the fullest extent permitted by the provisions of the Nevada Revised Statutes in its Articles of Incorporation and Bylaws.

         The registrant maintains a directors' and officers' liability insurance policy that, subject to the terms and conditions of the policy, insures the registrant's directors and officers against losses up to $3,000,000 in the aggregate (subject to a $5,000 deductible for each officer or director not to exceed $10,000 in the aggregate) arising from any wrongful act (as defined by the policy) in his or her capacity as a director or officer. The policy reimburses the registrant for amounts which the registrant lawfully indemnifies or is required or permitted by law to indemnify its directors and officers in excess of $25,000.


Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

         See Exhibit Index immediately preceding exhibits.


Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:





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         (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (1)(i) and 1(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.





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
         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corona, State of California, on this fifth day of June, 1996.


                                            WATSON PHARMACEUTICALS, INC.


                                            By:  /s/ ALLEN CHAO, PH.D.
                                               -------------------------
                                                   Allen Chao, Ph.D.
                                                Chief Executive Officer

         Each person whose signature appears below appoints Allen Chao, Ph.D., Melvin Sharoky, M.D. and Michel J. Feldman and each of them, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her stead, in any capacities to sign this Registration Statement on Form S-8 and any and all amendments, including post-effective amendments to this Registration Statement and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


       Signature                  Title                         Date
       ---------                  -----                         ----

/s/ ALLEN CHAO, PH.D.
- ----------------------    Chief Executive Officer, and      June 5, 1996
Allen Chao, Ph.D.         Director (Principal Executive
                          and Financial Officer)




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       Signature                  Title                         Date
       ---------                  -----                         ----


/s/ MELVIN SHAROKY, M.D.  President and Director            June 5, 1996
- -----------------------
Melvin Sharoky, M.D.


/s/ CHATO ABAD            Vice-President and Corporate
- -----------------------   Controller (Principal             June 5, 1996
Chato Abad                Accounting Officer)


/s/ MICHAEL FEDIDA        Director                          June 5, 1996
- -----------------------
Michael Fedida


/s/ MICHEL J. FELDMAN     Director                          June 5, 1996
- -----------------------
Michel J. Feldman


/s/ ALBERT F. HUMMEL      Director                          June 5, 1996
- -----------------------
Albert F. Hummel


/s/ ALEC D. KEITH, PH.D.  Director                          June 5, 1996
- -----------------------
Alec D. Keith, Ph.D.


/s/ RONALD R. TAYLOR      Director                          June 5, 1996
- -----------------------
Ronald R. Taylor





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                                 EXHIBIT INDEX



Exhibit No.      Description
- -----------      -----------
  4.1            Registrant's Articles of Incorporation, as amended.

  4.2 By-Laws of the registrant, as amended, filed as Exhibit 3.2 to registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, and hereby incorporated by reference.

  5.1            Opinion of D'Ancona & Pflaum.

 23.1            Consent of Price Waterhouse LLP.

 23.2            Consent of Deloitte & Touche LLP.

 23.3            Consent of D'Ancona & Pflaum (contained in Exhibit 5.1).

 24.1 Power of Attorney (included in Signature section of this registration statement).





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